SECURITIES AND EXCHANGE COMMISSION

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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WLMG HOLDING INC.
(Exact Name of Small Business Issuer in its Charter)

Delaware
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

3008 County Clare Road
Greensboro, NC 27407
(336) 253-6667
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

3008 County Clare Road
Greensboro, NC 27407
(336) 253-6667
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,665,000	$0.10	$166,500	$9.29

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by the selling shareholders in our private offering.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH, 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

1,665,000 SHARES OF
WLMG HOLDING INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,665,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: March , 2009

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

ABOUT OUR COMPANY

We were incorporated on February 28, 2007 in the State of Delaware. On February 28, 2007, Steven Mitchem, our Founder and CEO was issued 5,000,000 common stock shares.

Our business is to distribute our unique and proprietary programs by out-licensing the rights for broadcast, cable, satellite, Internet and/or home video production to unrelated third parties that are independently engaged in the promotion and distribution of consumer programming.  In addition, we will work with providers of turnkey marketing solutions through licensing relationships for both merchants and advertisers over the internet.

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 3008 County Clare Road, Greensboro, North Carolina 27407.  This location is the home of our President and CEO, Steven Mitchem, who supplies this office space to us for a nominal rental fee.  Our telephone number is (336) 253-6667.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.10 was determined by the price shares were sold to our shareholders in a private placement and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis”, “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from February 28, 2007 through December 31, 2008 are derived from our audited financial statements.

	For the year ended December 31, 2008	For the Period from February 28, 2007 to December 31, 2007
STATEMENT OF OPERATIONS

Revenues	$-	-
Total Operating Expenses	$26,662	10,223
Net Loss	$(26,662)	(10,223)

As of December 31, 2008
BALANCE SHEET DATA

Cash	$175,943
Total Assets	$175,943
Total Liabilities	$16,738
Stockholders’ Equity	$159,205

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware on February 28, 2007. We have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From February 28, 2007 to December 31, 2008, we have incurred a net loss of ($36,895); and a negative cash flow from operations of $10,557 since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF STEVEN MITCHEM, PRESIDENT, CHAIRMAN, CEO, AND EUGENE WHITMIRE, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Steven Mitchem, President, Chairman, CEO, and Eugene Whitmire Chief Financial Officer, Secretary and Treasurer, our officers. We currently do not have an employment agreement with Mr. Mitchem or Mr. Whitmire. The loss of the services of our officers could have a material adverse effect on our business, financial condition or results of operation.

THE RECENT SEVERE ECONOMIC DOWNTURN AND ADVERSE CONDITIONS IN THE LOCAL, REGIONAL, NATIONAL AND GLOBAL MARKETS, HIGH ENERGY, AND GASOLINE PRICES COULD NEGATIVELY AFFECT OUR OPERATIONS, AND MAY CONTINUE TO NEGATIVELY AFFECT OUR OPERATIONS IN THE FUTURE AND COULD NEGATIVELY IMPACT OUR ABILITY TO ACCESS FINANCING.

The recent severe economic downturn and adverse conditions in the local, regional, national and global markets could negatively affect our operations, and may continue to negatively affect our operations in the future and could negatively impact our ability to access financing.

WE MAY BE UNABLE TO RETAIN OUR KEY EMPLOYEES OR ATTRACT, ASSIMILATE AND RETAIN OTHER HIGHLY QUALIFIED EMPLOYEES IN THE FUTURE.

We will need to attract, hire and retain talented management and other highly skilled employees with experience and expertise in all areas of our business to be successful. Competition for employees in our industry is highly competitive. We may be unable to retain our key employees or attract, assimilate and retain other highly qualified employees in the future. If we are not able to hire and retain key employees our business and financial condition could be harmed.

WE CANNOT GIVE YOU ANY ASSURANCE THAT WE WILL NOT ISSUE ADDITIONAL COMMON OR PREFERRED SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, UNDER CIRCUMSTANCES WE MAY DEEM APPROPRIATE AT THE TIME.

Our issuance of additional shares of our common stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights. Our issuance of shares of preferred stock, or options or warrants to purchase those shares, could negatively impact the value of your shares of common stock as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation. We are entitled, under our certificate of incorporation to issue up to 100,000,000 common and 5,000,000 “blank check” preferred shares. After taking into consideration our outstanding common and preferred shares as of March 17, 2009, we will be entitled to issue up to 93,335,000 additional common shares and 5 million preferred shares. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. Any preferred shares we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY HELD COMPANY.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry limited directors and officer’s liability insurance. Directors and officers liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors and officers liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

VOTING CONTROL OF OUR COMMON STOCK IS POSSESSED BY JEFFREY LOVE. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF LIG ASSETS, INC. THAT MIGHT OTHERWISE RESULT IN YOUR RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON STOCK.

The voting control of our common stock is possessed solely by Mr. Steven Mitchem, our chief executive officer. Mr. Mitchem owns 5,000,000 shares of our common stock.  Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of Mr. Mitchem’s voting control is that he has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the company that might otherwise result in your receiving a premium over the market price for your common stock.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR ARTICLES OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY WLMG HOLDING INC. AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our articles of incorporation contain provisions, which eliminate the liability of our directors for monetary damages to us and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit us and our stockholders.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR PREFERRED STOCK AND ADDITIONAL SHARES OF OUR COMMON STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing additional shares of preferred stock at the present time. Any issuance of additional shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor's ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

THE OFFERING PRICE OF THE SHARES WAS SOLELY DETERMINED BASED UPON THE PRICE THE SHARES WERE SOLD IN THEIR OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 for the shares of common stock was determined based upon the price the shares were sold to the investors in our private placement memorandum. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Item 4.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price shares were sold to our shareholders in our private placement which was completed in November of 2008 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over-The-Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 7.

SELLING SHAREHOLDERS

The shares being offered for sale by the selling stockholders consist of the 1,665,000 shares of our common stock held by 41 shareholders which sold 1,665,000 shares in our Regulation D Rule 506 offering completed in November 2008.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 17, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for sale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Amick, Angela	50,000	50,000	0	0%
Amick, Matthew	50,000	50,000	0	0%
Baumqartner, Christopher	50,000	50,000	0	0%
Baumgartner, Stephanie	50,000	50,000	0	0%
Davis, Meeqan	10,000	10,000	0	0%
Dickerson, Jason	50,000	50,000	0	0%
Erickson, John	50,000	50,000	0	0%
Gignac, Harold	10,000	10,000	0	0%
Gignac, Laura	10,000	10,000	0	0%
Giqnac, Patricia	10,000	10,000	0	0%
Golt, Gerald E	50,000	50,000	0	0%
Halpin-Poirier, Monique	50,000	50,000	0	0%
Hanlin, James	50,000	50,000	0	0%
Harward, Douq	50,000	50,000	0	0%
Hudgins Jr, Dan	50,000	50,000	0	0%
Hudqins. P.D.	50,000	50,000	0	0%
Huss Jr. Thomas H	50,000	50,000	0	0%
Ihn, Myunqhee	50,000	50,000	0	0%
Ihn, Tai S	50,000	50,000	0	0%
Johnson, Loretta	50,000	50,000	0	0%
Jones, Sandra G.	20,000	20,000	0	0%
Kelly, Daniel	50,000	50,000	0	0%
Kim, Aekyung	50,000	50,000	0	0%
Kradel, Amy	50,000	50,000	0	0%
Kradel, Michael	50,000	50,000	0	0%
Mix, Kelly A	50,000	50,000	0	0%
Mix, Thomas	50,000	50,000	0	0%
Moon, Hyunsik	50,000	50,000	0	0%
Nahas, Damon	50,000	50,000	0	0%
Poirier, Dan	50,000	50,000	0	0%
Pyun, Alex	5,000	5,000	0	0%
Pyun, Jacquelyn	10,000	10,000	0	0%
Queen, Nathan	30,000	30,000	0	0%
Rice, Bill	50,000	50,000	0	0%
Traube, Beatrice N	20,000	20,000	0	0%
Traube, Martin J	20,000	20,000	0	0%
Whitehead, Elizabeth	20,000	20,000	0	0%
Winget, James K	50,000	50,000	0	0%
Winget, Jill S	50,000	50,000	0	0%
Woody, Frank S	50,000	50,000	0	0%
Woody, Georqye	50,000	50,000	0	0%

 To our knowledge, none of the selling shareholders or their beneficial owners:

1)                      Has had a material relationship with us other than as a shareholder at any time within the past three years; or
2)                      Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
3)                      Are a broker-dealer or affiliated with a broker-dealer.

Item 8.
PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over-The-Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following method.

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.

 DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 Shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock $0.001 par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  Currently there are 6,665,000 common shares outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, 0.001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently there are 0 preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

ITEM.10

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM.11 Information with Respect to the Registrant.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in February 2007 in the State of Delaware. On February28, 2007, Steven Mitchem, our Founder and President was issued 5,000,000 common stock shares for consideration of $10,000.

DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in Delaware on February 2007.  We plan to out-license original television programming aimed at young adults as well as internet sites.  Our business is to distribute our unique and proprietary programs by out-licensing the rights for broadcast, cable, satellite, Internet and/or home video production to unrelated third parties that are independently engaged in the promotion and distribution of consumer programming.

We plan to out-license original television programming aimed at young adults as well as internet sites. Our business is to distribute our unique and proprietary programs by out-licensing the rights for broadcast, cable, satellite, Internet and/or home video production to unrelated third parties that are independently engaged in the promotion and distribution of consumer programming. Additionally we plan to work with providers of turnkey marketing solutions to reach merchants and advertisers through the internet.

Products

We plan to produce a product line that has television ratings attractive to audiences.  Opportunity exists to expand the distribution of copyrighted shows, to produce a limited number of new compilations from existing footage and to convert more programming to DVD for out-licensing and for direct-to-consumer sales. Current projects we are working on include:

Hip-Hop Nation: Up-and-coming as well as established artists explore the underground world of hip-hop culture.
Playground Earth: An up-close-and-personal look at adventure sports, the essence of the wild outdoor experience.
Spring Break: A feature-length documentary capturing the craziness of a great American institution – Spring Break – as experienced by the students who live it.
Marshall’s Women in Comedy: Prime time network special starring Whoopie Goldberg, Joy Behar and Caroline Rhea.
Inside the Music: An “Access Hollywood” look at the latest music scene.

Competition

In a competitive market that demands differentiated programming aimed at niche audiences, we would like to find programming that has a track record of successful network broadcasts and syndication sales.

While our distribution partners can choose from an unlimited number and variety of programming available for broadcast, cable and/or DVD, we alone want to offer our distinct original programs.

Sales

We will seek revenues derived from out-licensing and syndication and the sale of broadcast rights of original multi-episodic programming to distribution partners in consumer media markets around the world.  We want to out-license television, home video and/or Internet rights around the world through a Los Angeles-based sales agency.  We are exploring a sales agency agreement with Vision Films Inc. that would be renewable annually.  The role of the agency is to solicit agreements for the sale, license, disposition and/or exploitation of our programs in all media through a licensed territory during the term of the agreement. The agency distribution fee should be equal to 30% of gross receipts, defined as all monies payable in connection with the programming received from all sources. This percentage fee arrangement will allow us to operate with minimal overhead while achieving a steady gross margin.  The sales agency reports a summary of sales and expenses within 60 days of the end of each calendar quarter. Additionally we are considering a license agreement with Internet Consulting Services, Inc.  to help create a viral internet  sales strategy.

Target Markets and Customers

Global interest in American youth culture creates a large consumer media market for our programming.  Therefore, we are positioned to offer a targeted product line to distribution partners all around the world.

Our planned sales and marketing strategy will target distribution partners in consumer media markets around the world who can in-license our programs for specific territories for a finite time period.  We will reach these customers through trade listings, screening DVDs, promotional print brochures and posters, and presence at major industry markets, including NATPE, AMF, MIPTV, LA Screenings, MipCom, MipAsia, Cannes and MIFED.  Currently, we plan to work on establishing licensing agreements for broadcast rights in only 35% of identified broadcast markets worldwide. Sales efforts at the above mentioned trade shows, more availability of screening DVDs, and newly compiled programming content will increase our global penetration of broadcast market areas.

The following table lists licensing agreements that we are working on completing for one of our initial projects Hip-Hop Nation.  Once we complete the current licensing agreements our plans include increasing the number of licensees for Hip-Hop Nation as well as growing our product line available for licensing to include additional titles, primarily Playground Earth, Spring Break and Marshall’s Women in Comedy

AGREEMENTS WE ARE CURRENTLY WORKING ON:

Licensing Agreements for Hip-Hop Nation
Territory	Licensee	Rights Granted
USA, Canada	Xenon	Home video (DVD, VHS CD-Rom)
South Africa	ILC SA Ltd	Home video (VHS, HDDVD, iPod)
Japan	Step-by-Step Co.	Home video (VHS, DVD, VOD)
Netherlands, Belgium, Luxembourg	Media Sales & Licensing BV	All forms of home video, include DVD and VHS
Philippines	Solar Entertainment	Cable TV
Australia, NZ	Stomp Visual	Home video (VHS, DVD)
France	Infini Media	Home video and TV: cable, satellite
Brazil, Chile	Top Tape	Home video (VHS, DVD)
UK	Revelation Films Ltd	All physical AV (DVD, VHS)

Our growth plans will include direct-to-consumer marketing to promote DVD sales of our programming in the US.  Promotions will be aimed exclusively at the 18-to-24 year old collegiate demographic.  This audience demands the type of demographically-targeted programming that we will provide.  To market the sale of DVDs, we will employ several previously effective promotional vehicles, including retail point-of-sale, direct mail, and MTV infomercials. We also plan to develop a consumer website and to test direct response advertising on USA late-night TV, a strategy proven effective for similar television programs sold on DVD.   Additionally we have identified a consulting firm that we think can assist us in the internet sales strategy.

Nielsen Media Research reports that college students watch an average of 24.3 hours of television per week.  The most popular time for students to watch television is at night, with 74 percent of student’s surveyed watching primetime from 8 p.m. to 11 p.m. and 60 percent of students watching late-night TV from 11 p.m. to 1 a.m.  The most popular networks for college students are ESPN, MTV and Comedy Central, which indicates the most popular genres for students are sports, music, and comedy entertainment.  Traditional television networks are investing in new media entries to maintain market share in the collegiate demographic, which is becoming increasingly fragmented due to ongoing growth in the amount and variety of programming available for viewing.

Nielsen Media Research will start this spring including college students living away from home in its television ratings, a move that could bolster ratings on networks like Fox, MTV and the WB, which cater to younger viewers.  Because networks and advertisers rely on the ratings to sell commercials, the inclusion of college students who live away from home will add a potentially influential demographic, translating into rating points that will attract advertisers and could result in increased demand for content aimed specifically at this demographic.

Industry Trends

Television Licensing

Since the advent of cable television, the number of channels and variety of programming has risen steadily. As a result, television audiences are increasingly fragmented, driving the demand for low-cost, high-quality niche programming, according to Forrester Research.  Because we plan to out-license only existing programming and intend to add only new compilations of existing footage, our production costs will be low and we will be able to offer high-quality products at a low licensing cost to our distribution partners.

DVD Sales
Retail DVD sales are expected to continue to grow throughout the world, albeit at a slower rate than in previous years. A value decline at retail is being driven by price deflation due to the growing popularity of mass merchants as a preferred channel among consumers for the purchase of DVDs.  This trend will continue to help drive the sale of DVDs.

In 2006, DVD purchases outside the US generated over $1 billion, according to Media Control International.  In the US, consumer purchases of home entertainment, primarily DVD, totaled over $500 million in 2006.

TV titles on DVD are the biggest growth driver on home video, with sales growth of 28% in 2005, according to Nielsen Research.  Buyers of TV shows on DVD tend to be younger and more affluent than the average of all DVD buyers. Renewed interest in network TV shows, including reality TV, has driven new interest in the TV category in stores, contributing to growth in TV DVD sales.  Growth potential is enormous, according to MTV research. Better packaging of TV product for rental retailers supported by point-of-purchase promotions will help push TV DVDs in rental and purchase categories at retail.

Digital Technology
Technological advancements such as Internet video-on-demand (VoD) and high definition DVD are creating additional licensing opportunities for content providers.  While still small in comparison to the overall DVD market, the digital retail market is expected to expand rapidly.

DESCRIPTION OF PROPERTY

Our business office is located at 3008 County Clare Road, Greensboro, North Carolina 27407. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

LEGAL PROCEEDINGS

There are currently no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of March 17, 2009, we had 42 shareholders of our common stock.

Rule 144 Shares

As of March 2009 the 5,000,000 shares of common stock issued to Steven Mitchem are currently available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After November 2009, the 1,665,000 shares of our common stock held by the 41 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for sale to the public without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least six months is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have granted no stock options.

Registration Rights

None.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

WLMG HOLDING INC.
(A Development Stage Company)
Financial Statements
October 31, 2008

WLMG HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	F-1	REPORT OF INDEPENDEDNT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEETS AS OF DECEMBER 31, 2008 AND AS OF DECEMBER 31, 2007

PAGE	F-3
STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2008, FOR THE PERIOD FROM FEBRUARY 28, 2007 (INCEPTION) TO DECEMBER 31, 2007 AND FOR THE PERIOD FEBRUARY 28, 2007 (INCEPTION) TO DECEMBER 31, 2008

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM FEBRUARY 28, 2007 (INCEPTION) TO DECEMBER 31, 2008

PAGE	F-5
STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2008, FOR THE PERIOD FROM FEBRUARY 28, 2007 (INCEPTION) TO DECEMBER 31, 2007 AND FOR THE PERIOD FEBRUARY 28, 2007 (INCEPTION) TO DECEMBER 31, 2008

PAGES	F-6 - F-10	NOTES TO FINANCIAL STATEMENTS

Webb & Company, P.A.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
WLMG Holding. Inc.

We have audited the accompanying balance sheets of WLMG Holding, Inc. (a Development Stage Company) (the "Company") as of December 31, 2008 and 2007 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2008 and for the period from February 28, 2007 (Inception) to December 31, 2007 and for the period from February 28, 2007 (Inception) to December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of WLMG Holding. Inc. as of December 31, 2008 and 2007 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2008 and for the period from February 28, 2007 (Inception) to December 31, 2007 and for the period from February 28. 2007 (Inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements. the Company is in the development stage and has a net loss and accumulated deficit of $36,895 for the period February 28, 2007 (Inception) to December 31, 2008 and a negative cash flow from operations of $10,557 for the period February 28, 2007 (Inception) to December 31, 2008. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                  /s/WEBB & COMPANY. P.A.
WEBB & COMPANY. P.A.
Certified Public Accountants

Boynton Beach,  Florida
February 12, 2009

1501 Corporate Drive. Suite 150 • Boynton Beach. FL 33426

Telephone: (561) 752-1721 • Fax: (561) 734-8562

www.cpawebb.corn

WLMG Holding,Inc.
(A Development Stage Company)
Balance Sheets

ASSETS

	December 31,	December 31,
	2008	2007

Current Assets
Cash	$175,943	$15,913

Total Assets	$175,943	$15,913

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$16,738	$5,746

Total Liabilities	16,738	5,746

Commitments and Contingencies

Stockholders' Equity

Preferred stock, $0.001 par value; 5,000,000 shares authorized,
none, issued and oustanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized,
6,765,000 and 5,060,000 shares issued and outstanding, respectively	6,765	5,060
Additional paid-in capital	189,335	15,340
Accumulated Deficit During the Development Stage	(36,895)	(10,233)
Total Stockholders' Equity	159,205	10,167

Total Liabilities and Stockholders' Equity	$175,943	$15,913

See accompanying notes to financial statements.

WLMG Holding,Inc.
(A Development Stage Company)
Statements of Operations

		For the Period From	For the Period From
	For the Year Ended December 31, 2008	February 28, 2007 (Inception) to December 31, 2007	February 28, 2007 (Inception) to December 31, 2008

Operating Expenses
Professional fees	21,289	5,581	26,870
General and administrative	5,373	4,652	10,025
Total Operating Expenses	26,662	10,233	36,895

Loss from Operations Before Provision for Income Taxes	(26,662)	(10,233)	(36,895)

Provision for Income Taxes	-	-	-

Net Loss	$(26,662)	$(10,233)	$(36,895)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the period - Basic and Diluted	5,516,603	4,000,261

See accompanying notes to financial statements.

WLMG Holding,Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period From February 28, 2007 (Inception) to December 31, 2008

						Deficit
	Preferred Stock		Common stock			accumulated
	$.001 Par Value		$.001 Par Value		Additional	during	Total
					Paid-in	exploration	Stockholder's
	Shares	Amount	Shares	Amount	Capital	stage	Equity

Balance February 28, 2007 (Inception)	-	$-	-	$-	$-	$-	$-

In kind contribution of services	-	-	-	-	4,400	-	4,400

Common stock issued for cash ($0.10/Sh)	-	-	60,000	60	5,940	-	6,000

Common stock issued to founder for cash ($0.002/Sh)	-	-	5,000,000	5,000	5,000	-	10,000

Net loss for the period February 28, 2007 (Inception ) to December 31, 2007	-	-	-	-	-	(10,233)	(10,233)

Balance December 31, 2007	-	-	5,060,000	5,060	15,340	(10,233)	10,167

Common stock issued for cash ($0.10/Sh)	-	-	1,705,000	1,705	168,795	-	170,500

In kind contribution of services	-	-	-	-	5,200	-	5,200

Net loss December 31, 2008	-	-	-	-	-	(26,662)	(26,662)

Balance December 31, 2008	-	$-	6,765,000	$6,765	$189,335	$(36,895)	$159,205

See accompanying notes to financial statements.

WLMG Holding,Inc.
(A Development Stage Company)
Statements of Cash Flows

		For the Period From	For the Period From
	For the Year Ended December 31, 2008	February 28, 2007 (Inception) to December 31, 2007	February 28, 2007 (Inception) to December 31, 2008
Cash Flows From Operating Activities:
Net Loss	$(26,662)	$(10,233)	$(36,895)
Adjustment to reconcile net loss to net cash used in operations
In kind contribution of services	5,200	4,400	9,600
Changes in operating assets and liabilities:
Increase in accounts payable	10,992	5,746	16,738
Net Cash Used In Operating Activities	(10,470)	(87)	(10,557)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	170,500	16,000	186,500
Net Cash Provided by Financing Activities	170,500	16,000	186,500

Net Increase in Cash	160,030	15,913	175,943

Cash at Beginning of Period	15,913	-	-

Cash at End of Period	$175,943	$15,913	$175,943

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See accompanying notes to financial statements.

WLMG HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

WLMG Holding Inc. (the “Company”) was incorporated in Delaware on February 28, 2007. The Company is currently in the development stage and plans to distribute unique and proprietary programs by out-licensing the rights for broadcast, cable, satellite, internet and/or home video production to unrelated third parties that are independently engaged in the promotion and distribution of consumer programming.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period.  Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings per Share.”  As of December 31, 2008 and 2007, respectively, there were no common share equivalents outstanding.

(E) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”).  Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

WLMG HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

 As of December 31, 2008 and 2007, the Company has a net operating loss carry forward of    approximately $27,296 and $5,833, available to offset future taxable income through 2028. The valuation allowance at December 31, 2008 and 2007 was $9,280 and $1,983.  The net change in the valuation allowance for the period ended December 31, 2008 and 2007 was an increase of $7,297 and $1,983.

 (F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”. This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

WLMG HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

(H) Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including accounts payable, approximate fair value due to the relatively short period to maturity for this instrument.

(I) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”. In all cases, revenue will be recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

WLMG HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

NOTE 2	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage and has a net loss and accumulated deficit of $36,895 for the period from February 28, 2007 (inception) to December 31, 2008, and has negative cash flow from operations of $10,557 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3	STOCKHOLDERS’ EQUITY

Common Stock Issued for Cash

For the period February 28, 2007 (inception) to December 31, 2008 the Company issued 1,765,000 shares of common stock for cash of $176,500 ($0.10/share).

For the period February 28, 2007 (inception) to December 31, 2007 the Company issued 5,000,000 founder shares of common stock for cash of $10,000 ($0.002/share)

In kind contribution of services

For the year ended December 31, 2008 a shareholder of the Company contributed services having a fair value of $5,200 (See note 5).

For the period from February 28, 2007 (inception) through December 31, 2007 the shareholders of the Company contributed service having a fair value of $4,400 (See Note 5).

NOTE 4	COMMITMENTS

On November 1, 2008 the Company entered into a consulting agreement which provides for monthly administrative and other miscellaneous services.  The Company is required to pay $5,000 a month beginning November 1, 2008.  The agreement will remain in effect until cancelled by either party.

WLMG HOLDING, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2008 AND 2007

NOTE 5	RELATED PARTY TRANSACTIONS

The President of the Company contributed an estimated $9,600 worth of services to the Company from February 28, 2007 (Inception) to December 31, 2008. The Company has treated these services as additional paid-in capital.

NOTE 6	SUBSEQUENT EVENT

On January 14, 2009 a check was issued to two of the subscribers from the private placement memorandum (PPM) in the amount of $10,000 to comply with their wishes to withdraw their subscription. As a result the related 100,000 shares in the company were cancelled.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

PLAN OF OPERATION

Plan of Operation

We anticipate being able to support a number of licensing agreements sold through our sales agency for a fee equal to a percentage of gross receipts.  However, we require outside capital to convert additional programming to DVD and to promote a more robust DVD product line through direct-to-consumer channels.

We intend to launch a direct-to-consumer marketing program that includes retail point-of-sale, direct mail, MTV infomercials and direct response advertising on USA late-night TV.  In addition, we may contract with a consulting company to assist with an internet sales strategy. Projected revenues generated by our growth plan vary in direct correlation to the amount of marketing spending we are able to deploy using proceeds raised in this Offering.

We intend to accomplish our growth plans by reaching the following milestones:

1.	We believe that we will raise sufficient capital to begin our efforts to grow revenues through increased DVD product availability and direct-to-consumer DVD sales.

2.
We will begin to develop a targeted marketing plan aimed at growing licensing and direct sales of our DVD product line.  We also intend to convert more programs to DVD for licensing or sale, which we believe will require production expenses of $45,000 to $80,000.

3.
Primary marketing and production oversight related to the business will be handled by our president and CEO.  We will consider hiring a part-time employee to facilitate additional licensing activity and assist in market research.  The time commitment of the position will depend upon the scale of our growth, but we believe it will require a minimum of $15,000 to hire the personnel needed to assist with this activity.

4.
After we have finalized our marketing planning and grown our DVD inventory,  we intend to launch a targeted two-pronged sales and marketing campaign: (a) we plan to increase the demand for newly converted DVD product through screening DVDs, increased trade listings, promotional mailings and posters and presence at major industry markets; and (b) we will market the sale of DVDs directly to consumers by employing several previously effective promotional vehicles, including retail point-of-sale, direct mail, and MTV infomercials.  We also plan to develop a consumer website and to test direct response advertising on USA late-night TV.

Liquidity and Capital Resources

As of December 31, 2008 we have $175,943 in cash.

At the present time, we have not made any arrangements to raise additional cash.  If we need additional cash and are unable to raise it, we will either have to suspend or cease our growth plans entirely.  .

Since inception, we have issued 5,000,000 Shares of our common stock to Steven Mitchem for his capital contribution of $10,000.00

Results of Operations

For the year ended December 31, 2008 our total operating expenses were $26,662 compared to total operating expenses $10,233 for the year ended December 31, 2007.  This increase was due to an increase in professional fees.

Our net loss for the year ended December 31, 2008 was ($26,662) compared to a net loss of ($10,233) for the year ended December 31, 2008.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of March 17, 2009 are as follows:

NAME	AGE	POSITION
Steven Mitchem	55	President, Director, Chief Executive Officer, Principal Executive Officer
Eugene Whitmire	62	Chief Financial Officer, Secretary, Treasurer, Principal Financial Officer
Irv Pyun	51	Director

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Steven Mitchem

Mr. Mitchem has extensive senior level media and advertising experience developing and producing projects for NBC, ESPN and Viacom in addition to holding senior positions at American Home Products, Kayser Roth Corporation and Trone Advertising Agency.

Mr. Mitchem served as Vice President of Sales and Program Distribution at Zoom Culture, Inc., responsible for developing and managing relationships with advertising, licensing and network partners.  He successfully created and launched programs from pilot through to syndication in 79% of US homes.

Mr. Mitchem also helped launch Smart Online, Inc., a publicly-traded company in Durham, NC, and its software product smartonline.com, a leading resource application for small businesses and entrepreneurs.  He engineered distribution agreements with US mass retailers Wal-Mart, CompUSA, Target, Best Buy and Staples to increase revenue from $1.3 million to $4.4 million.

As Director of Mass Merchant Development for leg wear giant Kayser-Roth Corp., Mr. Mitchem directed product development, brand marketing and licensing, and he implemented retail programs for Wal-Mart and Target that dramatically increased category sales.

Mr. Mitchem also directed national sales efforts for A.H. Robins Pharmaceutical Co, more than doubling sales revenues with national chain drug and mass merchants.

Mr. Mitchem is a 1977 graduate of Wake Forest University.

Eugene Whitmire

Eugene Whitmire has 35 years experience with national public and privately owned businesses, including expertise in E-commerce, management, finance, taxation, treasury and cash management.  He has been a Certified Public Accountant since 1971.

Most recently, Mr. Whitmire has served as CEO of Equitel, Inc., a public telecommunications company, working with outside investors for venture funding. Previously, as CFO of Equitel, Inc., he was responsible for overseeing the company’s financial position and interfacing with finance partners.  He also performed treasury functions and investor relations and effected a reverse merger of the company.

Mr. Whitmire also served as CFO of Smart Online, Inc., responsible for business planning, projections and investor presentations.

For 13 years, Mr. Whitmire served as Vice President of Finance for Telerent Leasing Corporation, responsible for management of corporate finances including cash management and investments, accounting, SEC filings and reporting, federal and state (50) corporate income tax planning and preparation, MIS functions, insurance, purchasing and inventory control and employee relations.  During his tenure, the company experienced above average growth and financial success and was ranked consistently as one of the top performing publicly owned companies headquartered in North Carolina.

Mr. Whitmire earned his BS in accounting at the University of South Carolina in 1969.  Following graduation, he worked for several years as a Senior Accountant with Deloitte & Touche.

Irv Pyun

Irv Pyun is Senior Vice President of TriSure Benefits LLC.  He was previously owner and CEO of Benefit Solutions Group, Inc., an employee benefits brokerage/consulting firm in Raleigh.  Irv attended Brown University and has over 27 years of experience evaluating group insurance plans.  He was an officer and manager of the Group Underwriting Department with The Prudential Insurance Company of America and was responsible for underwriting group accounts ranging from 100 to 20,000 employees.  He is familiar with various funding mechanisms for all types of benefit plans whether they are fully insured, partially self-insured, or self-insured.  As an independent brokerage consultant, he has been advising employers on their employee benefit programs for more than 22 years, and served as Chairman of the Select Committee on Health Care for the City of Raleigh.  Irv is also a partner with Vesta Enterprises, LLC, a venture firm specializing in real estate.  Mr. Pyun is also currently involved with the production of two movies and a PBS TV show.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 17, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Steven Mitchem 3008 County Clare Road Greensboro, NC 27407	5,000,000	75%

Common Stock	All executive officers and directors as a group	5,000,000	75%

(1)	Based upon 6,665,000 shares outstanding as of March 17, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2007 and December 31, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Steven Mitchem President/Director	2008	$0	0	$	0	0	0	0	$0
	2007	$0	0	$	0	0	0	0	$0
Eugene Whitmire Chief Financial Officer, Treasurer, Principal Financial Officer	2008	$0	0	$	0	0	0	0	$0
	2007	$0	0	$	0	0	0	0	$0

(1)       We do not have any plans to pay our officers and directors any compensation at this time and our financial situation would be worse than currently disclosed if we were required to make such payments.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through December 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.  There were no stock options exercised during year ending December 31, 2008 by the executive officer(s) named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer during the year ended December 31, 2008 under a LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity and at this time we have no plans to pay any fees to our directors.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WLMG HOLDING INC.
1,665,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: March, 2009

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$6.54
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,006.54

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Delaware on February 28, 2007 and 5,000,000 common shares were issued to Steven Mitchem. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In November 2008, we completed a Regulation D Rule 506 offering in which we sold 1,665,000 shares of common stock to 41 investors, at a price per share of $0.10 per share for an aggregate offering price of $166,500. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Amick, Angela	50,000
Amick, Matthew	50,000
Baumqartner, Christopher	50,000
Baumgartner, Stephanie	50,000
Davis, Meeqan	10,000
Dickerson, Jason	50,000
Erickson, John	50,000
Gignac, Harold	10,000
Gignac, Laura	10,000
Giqnac, Patricia	10,000
Golt, Gerald E	50,000
Halpin-Poirier, Monique	50,000
Hanlin, James	50,000
Harward, Douq	50,000
Hudgins Jr, Dan	50,000
Hudqins. P.D.	50,000
Huss Jr. Thomas H	50,000
Ihn, Myunqhee	50,000
Ihn, Tai S	50,000
Johnson, Loretta	50,000
Jones, Sandra G.	20,000
Kelly, Daniel	50,000
Kim, Aekyung	50,000
Kradel, Amy	50,000
Kradel, Michael	50,000
Mix, Kelly A	50,000
Mix, Thomas	50,000
Moon, Hyunsik	50,000
Nahas, Damon	50,000
Poirier, Dan	50,000
Pyun, Alex	5,000
Pyun, Jacquelyn	10,000
Queen, Nathan	30,000
Rice, Bill	50,000
Traube, Beatrice N	20,000
Traube, Martin J	20,000
Whitehead, Elizabeth	20,000
Winget, James K	50,000
Winget, Jill S	50,000
Woody, Frank S	50,000
Woody, Georqye	50,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in November 2008 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.            Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Greensboro, North Carolina on March 16, 2009.

WMLG HOLDING INC.

By:	/s/ Steven Mitchem
Steven Mitchem
Principal Executive Officer, Director, President, Chief Executive Officer

By:	/s/ Eugene Whitmire
Eugene Whitmire
Principal Financial Officer, Director, Chief Financial Officer, Secretary, Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Love and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of LIG Assets, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Steven Mitchem
Steven Mitchem
Principal Executive Officer, Director, President, Chief Executive Officer

By:	/s/ Eugene Whitmire
Eugene Whitmire
Principal Financial Officer, Director, Chief Financial Officer, Secretary, Treasurer

By:	/s/ Irv Pyun
Irv Pyun
Director